                                                                 Exhibit 10.3

                            GREAT PLAINS SOFTWARE, INC.

                               CORPORATE HEADQUARTERS



                                  LEASE AGREEMENT



                             DATED:   OCTOBER 23, 1997


               TENANT:  GREAT PLAINS SOFTWARE, INC.,
                         A MINNESOTA CORPORATION

               LANDLORD: IRET PROPERTIES,
                         A NORTH DAKOTA LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF BASIC LEASE PROVISIONS . . . . . . . . . . . . . . . . . . . . .  iv

1.     DEMISE AND PREMISES. . . . . . . . . . . . . . . . . . . . . . . . .   1

2.     TERM OF LEASE, HOLDOVER AND OPTIONS  . . . . . . . . . . . . . . . .   1

3.     RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.     CONSTRUCTION OF PREMISES . . . . . . . . . . . . . . . . . . . . . .   4

5.     COMPLETION OF CONSTRUCTION; RENT COMMENCEMENT  . . . . . . . . . . .   4

6.     EVIDENCE OF TITLE, COVENANT OF TITLE AND QUIET POSSESSION  . . . . .   5

7.     USE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . .   5

8.     REAL ESTATE TAXES  . . . . . . . . . . . . . . . . . . . . . . . . .   6

9.     MAINTENANCE BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . .   8

10.    MAINTENANCE BY TENANT  . . . . . . . . . . . . . . . . . . . . . . .   8

11.    ALTERATIONS, ADDITIONS AND IMPROVEMENTS  . . . . . . . . . . . . . .   9

12.    LANDLORD'S RIGHT OF ENTRY  . . . . . . . . . . . . . . . . . . . . .   9

13.    UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

14.    ASSIGNMENTS AND SUBLEASING . . . . . . . . . . . . . . . . . . . . .  10

15.    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

16.    INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

17.    RELEASE AND WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . .  13

18.    FIRE AND CASUALTY DAMAGE . . . . . . . . . . . . . . . . . . . . . .  13

19.    CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

20.    DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                                            Page
                                                                            ----
21.    BANKRUPTCY OR INSOLVENCY . . . . . . . . . . . . . . . . . . . . . .  20

22.    OPTION TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . .  20

23.    RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . . . . .  22

24.    WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

25.    NOTICES TO TENANT  . . . . . . . . . . . . . . . . . . . . . . . . .  23

26.    NOTICES TO LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . .  23

27.    RECORDATION, SHORT FORM  . . . . . . . . . . . . . . . . . . . . . .  23

28.    PARTIES BOUND  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

29.    ENTIRE AGREEMENT; MODIFICATION; SEVERABILITY; CONSTRUCTION . . . . .  24

30.    NUMBER AND GENDER  . . . . . . . . . . . . . . . . . . . . . . . . .  24

31.    EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

32.    LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

33.    LAST EXECUTION AND EFFECTIVE DATE  . . . . . . . . . . . . . . . . .  25

34.    NO PARTNERSHIP FORMED  . . . . . . . . . . . . . . . . . . . . . . .  25

35.    AUTHORITY TO EXECUTE LEASE . . . . . . . . . . . . . . . . . . . . .  25

36.    FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

37.    BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

38.    HAZARDOUS WASTE  . . . . . . . . . . . . . . . . . . . . . . . . . .  26

39.    SURRENDER OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . .  27

40.    ATTORNEY'S FEES  . . . . . . . . . . . . . . . . . . . . . . . . . .  28

41.    ESTOPPEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

42.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ATTACHMENTS AND EXHIBITS

CONSTRUCTION ADDENDUM

EXHIBIT A -    LEGAL DESCRIPTION

EXHIBIT B -    NOTICE OF LEASE

EXHIBIT C -    MEMORANDUM OF LEASE

EXHIBIT D -    LANDLORD'S TITLE COMMITMENT

                     SUMMARY OF BASIC LEASE PROVISIONS

1.    Location:                       South of 42nd Avenue
                                      Southwest and west of 38th Street
                                      Southwest in the City of Fargo, North
                                      Dakota, as more particularly described
                                      in EXHIBIT A hereto

2.    Rent Commencement:              See Paragraph 3.3

3.    Landlord's Address:             IRET Properties
                                      12 South Main
                                      Minot, ND  58701
                                      ATTN:  Timothy P. Mihalick
                                      Phone: (701) 837-4738
                                      Fax:   (701) 838-7785

4.    Tenant's Address:               Great Plains Software, Inc.
                                      1701 SW 38th St.
                                      Fargo, ND  58103
                                      ATTN:  Terri F. Zimmerman
                                      Phone: (701) 281-6776
                                      Fax:   (701) 281-3752

5.    Property:                       Corporate headquarters

6.    Primary Term:                   Fourteen (14) years

7.    Extension Options:              Six (6) extension options for (5) years
                                      each

8.    Fixed Annual Rent:              YEARS 1-14:  12.5% of Project Costs (as
                                      defined in the Construction Addendum
                                      attached hereto)

                                      EXTENSION PERIODS:  as provided in
                                      Paragraph 2.4

9.    Purchase Option:                See Paragraph 22

10.   Right of First Refusal:         See Paragraph 23

                                  LEASE AGREEMENT

        This Lease Agreement (hereinafter the "LEASE") is made and entered into by and between:

        "LANDLORD":                     IRET Properties, a North Dakota
                                        Limited Partnership
                                        12 South Main
                                        Minot, ND  58701
                                        Federal Tax #91-1764859

        "TENANT"                        Great Plains Software, Inc.,
            &                           a Minnesota corporation
        "Developer":                    1701 SW 38th St.
                                        Fargo, ND  58103
                                        Federal Tax # 45-0374871

                                W I T N E S S E T H:


     1.   DEMISE AND PREMISES

          1.1. Landlord, in consideration of the rents hereinafter reserved and agreed to be paid by Tenant, hereby leases to Tenant, and Tenant hereby leases from Landlord, all of the land situated within the County of Cass and State of North Dakota, as more particularly described with full legal description in EXHIBIT A (the "LAND"), and all buildings and improvements now or hereafter constructed or located thereon ( collectively the "BUILDING") (the Land and Building hereinafter collectively referred to as the "PREMISES"), together with, and the term Premises shall include, all Landlord's rights, privileges, easements, hereditament and appurtenances appertaining thereto, including without limitation any such rights, privileges, easements, hereditament and appurtenances in, over and upon adjoining and adjacent public and private land, highways, roads and streets required for ingress and egress to and from the Premises.

     2.   TERM OF LEASE, HOLDOVER AND OPTIONS

          2.1. Tenant shall have and hold the same for a term (the "Lease Term") commencing on the date hereof and ending on the last day of the fourteenth
(14th) Lease Year (as such term is defined in Paragraph 3.4), unless extended or terminated in accordance with the provisions hereof; provided, however, that Tenant's obligation to pay Rent shall not commence until the Rent Commencement Date (as defined in Article 5 below).

          2.2. Landlord and Tenant agree to sign, within 10 days following the Rent Commencement Date, a document titled "Notice of Lease" in the form set forth in EXHIBIT B, reciting the Rent Commencement Date and expiration date of the Lease Term and the commencement of Tenant's liability for the payment of Rent, and such Notice of Lease shall be conclusive as to the Lease Term.

          2.3. Should Tenant continue to occupy the Premises, or any part thereof, after the expiration of the initial or extended term of this Lease, unless otherwise agreed in writing, such occupancy shall constitute and be construed as a tenancy from month to month on the same terms and conditions of this Lease then in effect, and Landlord or Tenant may thereafter terminate such tenancy upon thirty (30) days' prior written notice to the other.

          2.4. Provided that a Tenant Default (as defined in Paragraph 20.1 hereof) is not in existence at the time of exercise of such option and the time of commencement of the extension term, Tenant shall have the right to extend the Lease Term for six (6) additional successive periods of five (5) years each, upon the same terms and conditions as set forth in this Lease, except that Fixed Rent shall be as set forth below:

         First Extension Term:        12-1/2% of the Fair Market Value (as
         (Years 15-19)                defined in Paragraph 22.1 below) of the
                                      Premises as of the date one (1) year
                                      prior to the first day of the First
                                      Extension Term, as determined in
                                      accordance with the provisions of
                                      Paragraph 22 below

         Second Extension Term:       12-1/2% of the Fair Market Value (as
         (Years 20-24)                defined in Paragraph 22.1 below) of the
                                      Premises as of the date one (1) year
                                      prior to the first day of the Second
                                      Extension Term, as determined in
                                      accordance with the provisions of
                                      Paragraph 22 below

         Third Extension Term:        12-1/2% of the Fair Market Value (as
         (Years 25-29)                defined in Paragraph 22.1 below) of the
                                      Premises as of the date one (1) year
                                      prior to the first day of the Third
                                      Extension Term, as determined in
                                      accordance with the provisions of
                                      Paragraph 22 below

         Fourth Extension Term:       12-1/2% of the Fair Market Value (as

         (Years 30-34)                defined in Paragraph 22.1 below) of the
                                      Premises as of the date one (1) year
                                      prior to the first day of the Fourth
                                      Extension Term, as determined in
                                      accordance with the provisions of
                                      Paragraph 22 below

         Fifth Extension Term:        12-1/2% of the Fair Market Value (as
         (Years 35-39)                defined in Paragraph 22.1 below) of the
                                      Premises as of the date one (1) year
                                      prior to the first day of the Fifth
                                      Extension Term, as determined in
                                      accordance with the provisions of
                                      Paragraph 22 below

         Sixth Extension Term:        12-1/2% of the Fair Market Value (as
         (Years 40-44)                defined in Paragraph 22.1 below) of the
                                      Premises as of the date one (1) year
                                      prior to the first day of the Sixth
                                      Extension Term, as determined in
                                      accordance with the provisions of
                                      Paragraph 22 below

Tenant shall exercise the extension option set forth herein by giving written notice of such exercise to Landlord on or before the date six (6) months prior to the expiration of the initial Lease Term or the then current extension term, as the case may be.

     3.   RENT

          3.1. Tenant agrees and covenants to pay to Landlord, without offset or deduction, except as provided herein, or to such other persons or entities at such place or places as Landlord may from time to time designate in writing, an annual fixed rent in the amount computed in accordance with in Paragraph 3.2 below (hereinafter "FIXED RENT"). Fixed Rent shall be payable in advance on the first day of each calendar month in equal monthly installments and shall not be increased, abated or diminished unless set forth herein. If the Rent Commencement Date is not the first day of a calendar month, the Fixed Rent for the month in which the Rent Commencement Date occurs shall be prorated, and shall be payable with the first full monthly Fixed Rent due hereunder.

          3.2. Annual Fixed Rent for the initial term of this Lease shall be 12 1/2 % of the Project Costs paid by Landlord pursuant to the Construction Addendum attached hereto and hereby made a part hereof (the "Construction Addendum").

          3.3. Tenant's obligation to pay Fixed Rent and all other charges payable by Tenant hereunder ("ADDITIONAL RENT") (Fixed Rent and Additional Rent being sometimes hereinafter collectively called "RENT") shall commence on the Rent Commencement Date.

          3.4. "LEASE YEAR" shall mean the period ending on the first anniversary of the last day of the calendar month in which the Rent Commencement Date occurs, or the first anniversary of the last day of the day one day prior to the Rent Commencement Date if the Rent Commencement Date occurs on the first day of a month, and each twelve-month period thereafter.

     4.   CONSTRUCTION OF PREMISES

          4.1. Tenant has furnished Landlord with two (2) original copies of a complete set of the plans and specifications prepared as of the date hereof for construction of the Building and related sitework, and Landlord has approved such plans and specifications in writing and initialled the same (the construction of the Building is being done on a "fast-track" basis, and such plans and specifications will be supplemented and modified from time to time, and as the same may be changed from time to time in accordance herewith and with the Construction Addendum are herein referred to as the "Plans").

          4.2. As provided in the Construction Addendum, Tenant will construct the Building and related improvements in accordance with the Plans, and Landlord will pay, or reimburse Tenant for, the costs thereof in accordance with the Construction Addendum.

     5.   COMPLETION OF CONSTRUCTION; RENT COMMENCEMENT

          5.1. Completion of construction of the Building shall be deemed to have occurred on the date (the "Completion Date") on which:

               5.1.1. The Architect which prepared the Plans has issued a Certificate of Substantial Completion certifying that the Premises has been substantially completed in accordance with the Plans; AND

               5.1.2. The City of Fargo, North Dakota has issued a permanent or temporary certificate of occupancy certifying that the Premises may be lawfully occupied for the conduct of business.

          5.2. Tenant's obligation to pay Rent shall commence on the date (the "Rent Commencement Date") that is the later to occur of: (i) the date thirty
(30) days after the Completion Date, or (ii) the date on which Landlord has paid, or reimbursed Tenant for, all Project Costs which Landlord is required to pay, in accordance with the terms and conditions of the Construction Addendum. If Landlord fails to pay, or reimburse Tenant for, any such Project Costs within thirty (30) days after the Completion Date in accordance with the terms and conditions of the Construction Addendum, Tenant may pursue and enforce whatever rights and remedies it may have against Landlord at law or in equity or otherwise arising out of such failure by Landlord.

     6.   EVIDENCE OF TITLE, COVENANT OF TITLE AND QUIET POSSESSION

          6.1. There shall be attached hereto as EXHIBIT D a copy of Landlord's commitment for title insurance with respect to the Premises.

          6.2. Landlord represents and warrants to Tenant that, as of the date hereof, Landlord is vested with fee simple title to the Premises and has full rights and lawful authority to lease the Premises to Tenant. Landlord further represents and warrants to Tenant that there are and will be no liens, encumbrances, mortgages or other instruments affecting title to the Premises except (i) as are shown in EXHIBIT D, (ii) any mortgage loan which Landlord hereafter enters into to acquire and improve the Premises; and (iii) any utility easements which may be granted by Landlord which do not interfere with the operation of Tenant's business. Landlord further warrants that any such liens shall not affect the rights granted to Tenant under this Lease, including but not limited to the right to quiet possession of the Premises as provided below. If at any time Landlord's title or right to receive Rent hereunder is disputed, or if there is a change of ownership of Landlord's estate by act of the parties or operation of law, Tenant may deposit Rent thereafter accruing into the registry of a court of competent jurisdiction until Tenant is furnished proof, satisfactory to it, as to the party entitled thereto. Landlord covenants with Tenant to keep Tenant in quiet possession of the Premises during the Lease Term and any extensions thereof, provided Tenant is not in default hereunder beyond any applicable cure period.

     7.   USE OF PREMISES

          7.1. Tenant may use the Premises for office purposes and any other related lawful business. No portion of the Premises shall be used for any business, establishment or purpose which violates any applicable city ordinance, rule or regulation or any other rule, regulation or restriction of any governmental agency having jurisdiction (Tenant hereby representing and warranting to Landlord that Tenant's proposed use, as described in this paragraph, will not violate any applicable city ordinance, rule or regulation or any other rule, regulation or restriction of any governmental agency having jurisdiction) or which, as a result of its hazardous or extra-hazardous nature, would cause the casualty insurance for the Premises to be cancelled or the premiums for such insurance to be increased. Tenant shall be solely responsible, at its own expense, for obtaining any licenses or permits required for the operation of or any use of the Premises.

          7.2. Tenant hereby represents and warrants that on the Rent Commencement Date the Premises and all parts thereof shall be in substantial compliance with all applicable laws, orders and regulations of all federal, state, county and municipal authorities having jurisdiction including Title III of the Americans With Disabilities Act of 1990 (collectively, "LEGAL REQUIREMENTS"). Except as otherwise set forth herein, Tenant, at its sole cost and expense, shall be required to comply with Legal Requirements including any changes enacted subsequent to the date hereof, relating to the physical condition of all parts of the Premises, including, but not limited to, any changes in Legal Requirements that apply to (i) Tenant's specific use of, or manner of operation in, the Premises, or (ii) any alteration to the Premises made by Tenant.

     8.   REAL ESTATE TAXES

          8.1. (a) For purposes of this Article 8, "real property taxes and assessments" shall mean any and all taxes, assessments, impositions, fees, maintenance or other assessments and other levies of every kind or nature commonly levied or assessed by municipal, county, district, state, federal and other governmental authorities, whether ordinary or extraordinary, against the owners or occupants of real property. Real property taxes and assessments for the first and last Lease Years hereunder shall, if necessary, be prorated based on a three hundred sixty-five (365) day year and apportioned between Landlord and Tenant to coincide with the date hereof and vacation by Tenant of the Premises, as the case may be, such that Tenant only pays those real property taxes and assessments solely allocable to the Lease Term. Nothing contained in this Lease, however, shall be deemed or construed to require Tenant to pay or discharge: (i) any tax which may be levied as a result of the voluntary or involuntary assignment or transfer of all or any portion of Landlord's interest in the Premises (Tenant acknowledges, however, that the appraised value of the Premises may increase as a result of a sale of the Premises and Tenant would be obligated to pay any increase in taxes based upon the increase in appraised value), (ii) any tax upon the income, profits or business of Landlord, or (iii) any personal property taxes, capital levy, franchise, gross receipts, revenue, inheritance or estate taxes, income or profit, gift, payroll or stamp tax which may be levied against the estate or interest of Landlord, however such taxes may be designated, even though such taxes may become a lien against the Premises.

               (b) From and after the date hereof, Tenant shall pay, as Additional Rent, any and all real property taxes and assessments covering the Premises before delinquency, provided, that if the tax bill is not sent to the Premises, Tenant shall not be responsible for any delinquent payment penalties unless Landlord has provided Tenant with a copy of the tax bill at least thirty
(30) days prior to its due date.

               (c) If a tax on rentals received from Tenant under this Lease is ever imposed during or which is applicable to the Lease Term, Tenant shall be responsible for the same.

          8.2. (a) If any general or special assessment is assessed against the Premises, the following shall apply: Regardless of whether Landlord elects to pay the assessment in installments, assessments shall be computed as if Landlord had elected to pay the same in installments over the longest period of time allowed by applicable law and only those installments (or partial installments) attributable to installment periods (or partial periods) falling within the Lease Term shall be considered in determining Tenant's tax liability.

               (b) If at any time during the Lease Term any governmental subdivision shall undertake to create an improvement or special assessment district the proposed boundaries of which include the Premises, Tenant, without prejudice to the rights of Landlord with regard thereto, shall be entitled to appear in any proceeding relating thereto and present its position as to whether the Premises should be included or excluded from the proposed improvement or assessment district and as to the degree of benefit to the Premises resulting from inclusion. Landlord shall promptly advise Tenant in writing of the receipt of any notice or other information relating to the proposed creation of any such improvement or special assessment district, the boundaries of which include the Premises.

               (c) To the extent permitted by law, Tenant or its designees shall have the right to apply to have any assessment for local improvements assessed during the Lease Term payable in annual installments. Landlord shall permit any such application to be filed in its name, if necessary or appropriate, and shall execute any and all documents reasonably requested by Tenant to accomplish the foregoing result.

          8.3. Tenant shall receive the entire amount of any real property tax and assessment refunds or rebates paid to Landlord and attributed to the Lease Term or any extension thereof except Landlord may deduct from such refund the reasonable costs incurred by Landlord in contesting any real property taxes and assessments.

          8.4. If Tenant desires to contest any ad valorem assessment or the validity of any tax and gives Landlord written notice of this intention, then Tenant may contest the assessment or tax without being in default hereunder. Tenant agrees to indemnify Landlord and hold Landlord harmless from all costs, expenses and damages of whatsoever nature arising out of any contest made by Tenant. Tenant further agrees to comply with all applicable laws, statutes and ordinances governing tax appeals. In any event, Tenant will not take or fail to take any action which will subject all or part of the Premises to forfeiture or loss or permit any lien to become affixed thereto.

     9.   MAINTENANCE BY LANDLORD

          Notwithstanding anything to the contrary contained herein, Landlord shall, at its cost and expense, make any repairs to or replacements of the roof, foundations, exterior walls and other structural components of the Premises, and improvements to and alterations of the Premises required by Legal Requirements, if the useful life of the portion of the Premises so repaired, replaced, improved or altered would extend beyond the initial Lease Term or the then current extension term, provided, however, that in such case Tenant shall pay that portion of such cost and expense which bears the same ratio to the total of such cost and expense as the number of years (including any partial year) remaining in the Lease Term, as it may have been extended, bears to the number of years of the useful life of the portion of the Premises in question. The portion of such cost and expense to be paid by Tenant shall be paid, at Tenant's option, either in full within thirty

(30) days after Tenant's receipt of an invoice therefor from Landlord, together with such supporting documentation as Tenant may reasonably request, or in equal monthly installments payable at the same time as monthly installments of Fixed Rent are payable, commencing on the first day of the first full month following the date thirty (30) days after Tenant's receipt of such invoice, in an amount sufficient to fully amortize Tenant's portion of such cost and expense, together with interest thereon at the rate of twelve and one-half percent (12 1/2%) per annum, over the number of months then remaining in the Lease Term, as it may have been previously extended.
In the further event that Tenant thereafter exercises an extension option, Tenant's portion of such cost and expense shall be increased in accordance with the formula set forth above and shall be payable, at Tenant's option, as provided above.

     10.  MAINTENANCE BY TENANT

          10.1. Except as set forth in Paragraph 9 hereof, Tenant shall, at its sole expense, maintain the Premises in good repair and condition. This is a net lease with Landlord having no obligation whatsoever for repairs, except as set forth in Paragraph 9 hereof.

          10.2. Tenant shall keep and maintain the Premises free from waste or nuisance and shall deliver the Premises to Landlord broom clean at the expiration of this Lease, with the exception of (i) reasonable wear and tear and (ii) casualty repairs which Tenant is not obligated to perform. Tenant further agrees not to deface or injure the Building or overload the floor, roof, structural, mechanical, electrical or plumbing systems beyond those loads contemplated by the Plans and Specifications.

     11.  ALTERATIONS, ADDITIONS AND IMPROVEMENTS

          11.1. Tenant shall not create any openings in the roof or exterior walls, not make any structural alterations, additions or improvements to the Premises without prior written consent of Landlord, which consent shall not be unreasonably withheld.

          11.2. All alterations, additions or improvements made by Tenant which are permanently attached to and made part of the Premises, unless removed by Tenant prior to the expiration of the Lease Term, shall become the property of the Landlord at the expiration of the Lease Term and any extensions thereof.

          11.3. Tenant, in its sole discretion, shall have the right to make any alterations, additions or improvements other than the type described in Paragraph 11.1, without the consent of Landlord, provided that such alterations do not diminish the value of the Premises.

          11.4. Notwithstanding the ownership of the alterations, additions or improvements to the Premises, Tenant retains the right to depreciation deductions of all such alterations, additions or improvements made at Tenant's expense.

     12.  LANDLORD'S RIGHT OF ENTRY

          12.1. Subject to Tenant's consent, which shall not be unreasonably withheld, Landlord and its authorized agents may enter the Premises during Tenant's normal business hours for the following purposes: (a) to inspect the general condition and state of repair of the Premises; and (b) to show the Premises to any prospective purchaser or mortgagee. Any such entry by Landlord shall be preceded by at least two business days' prior notice to Tenant and shall be under the supervision of Tenant. Landlord shall not interfere with, or create a hazard to, Tenant's normal business operations during such entry.

          12.2. Within twelve (12) months prior to the expiration of the Lease Term, including extensions thereof, Landlord may enter the Premises during Tenant's normal business hours to show the Premises to prospective tenants. During the final four (4) months of the Lease Term, including extensions thereof, Landlord and its authorized agents may erect on, or about, the Premises its customary sign advertising the property for sale or lease, provided such sign does not interfere with or create a hazard to Tenant's normal business operation.

     13.  UTILITIES

          13.1. From and after the Rent Commencement Date, Tenant will pay before delinquency all charges for gas, water, electricity, and any other utility services used solely on the Premises during the Lease Term hereof by Tenant.

          13.2. In the event of any interruption in service, Tenant shall diligently pursue the resumption of service, and Tenant shall not be entitled to any abatement of Rent or other claim (including, but not limited to, loss of business) as a result thereof.

     14.  ASSIGNMENTS AND SUBLEASING

          14.1. Tenant may assign this Lease or sublease the Premises, in whole or in part, without the consent of Landlord. No assignment or subletting shall operate to release Tenant of liabilities and obligations arising hereunder, which shall continue in full force and effect.

          14.2. Subsequent to the Rent Commencement Date, Landlord shall have the absolute right to assign or otherwise transfer its interest in this Lease, the Premises or any part thereof. Tenant shall make all payments required under this Lease to Landlord, or its successors in interest, unless and until Tenant is notified in writing of an assignment, and Tenant shall not be liable to any assignee for any Rent due hereunder until Tenant is so notified. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Premises at the time in question. In the event of any transfer or transfers of the title thereto, the Landlord herein named (and, in the case of any subsequent transfer of conveyance, the then transferor) shall be automatically freed and relieved from and after the date of such performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, and any such transferee shall be deemed without any further action to have assumed the covenants and obligations on the part of Landlord contained in this Lease arising after the date of such transfer. The Landlord who has been relieved from all liability with respect to the performance of covenants or obligations on the part of Landlord contained in this Lease after the transfer shall remain liable to Tenant for all obligations of Landlord arising prior to such transfer (and the same shall survive the transfer and/or any subsequent termination of the Lease).

     15.  INSURANCE

          15.1. Tenant shall, at all times during the Lease Term, or any extension thereof, at Tenant's sole cost and expense, maintain full and adequate insurance for the Premises including, but not limited to, insurance of the following character:

                 (a) Insurance against loss by fire and lightning and insurance against risks customarily covered by extended coverage endorsement including, but not limited to, loss by windstorm, hurricane, earthquake, typhoon, hail, explosion, riot (including riot attending a strike), civil commotion, aircraft, vehicles, smoke damage and vandalism and malicious mischief in amounts sufficient to prevent Landlord or Tenant from being a co-insurer of any loss under the applicable policies, but in any event in amounts not less than the full insurable value of all buildings and other improvements constituting a part of the Premises. The term "full insurable value" as used herein means the current value for actual replacement costs, including cost of debris removal, provided that such insurance may include deductibles that under the circumstances are reasonable in amount. Such policy of insurance shall be endorsed so as to provide loss of rental income coverage to Landlord for a period of not less than one (1) year.

                 (b) Comprehensive general public liability insurance with broad form endorsement covering the legal liability of Landlord and Tenant against claims for bodily injury, death or property damage occurring on, in or about the Premises in the minimum amounts of $1,000,000.00 for each claim for bodily injury or death with respect to one occurrence and $2,000,000.00 in the aggregate, and $250,000.00 for all claims for property damage with respect to any one occurrence and $500,000.00 in the aggregate.

                 (c) Excess liability (umbrella) policy of insurance in an amount not less than $2,000,000.00.

          15.2. Such insurance shall be written by companies of recognized financial standing which are well rated by national rating organizations and have an A.M. Best rating of A-10 or better, and are legally qualified to issue such policies of insurance in the State of North Dakota, and shall name as the insured parties: (i) Landlord as loss payee under the property policy and as an additional insured under the liability insurance policy for the Premises; (ii) any mortgagee of Landlord holding a lien or security interest against the Premises or this Lease under standard mortgagee's endorsements; and (iii) Tenant as its interest may appear. The foregoing coverage shall be reviewed annually upon request by either Landlord or Tenant and adjusted to reflect increases in replacement or other costs to levels consistent with sound property management.

          15.3. Every policy of insurance required hereunder shall provide that thirty (30) days prior written notice of cancellation shall be given to Landlord and any mortgagee of Landlord and shall not be invalidated by any act or neglect of Landlord or Tenant or any owner of the Premises or any interest therein, nor by any foreclosure or any other proceedings or notices thereof relating to the Premises or any interest therein, nor by any change in the title or ownership of the Premises or interests therein. Tenant shall promptly deliver to Landlord original or duplicate policies or certificates of insurance evidencing all the insurance which is required to be maintained by Tenant. Tenant shall within thirty (30) days prior to the expiration of any such insurance, deliver other original or duplicate policies or certificates of insurance evidencing the renewal of such insurance. If Tenant fails to maintain such insurance, then Landlord shall be entitled to purchase such insurance on behalf of the Tenant and the Tenant agrees to reimburse the Landlord for such amounts so expended in the purchase of such insurance within ten (10) days after written demand therefor.

     16.  INDEMNITY

          16.1. Tenant shall pay and shall protect, indemnify, defend and hold Landlord and Landlord's agents, officers, directors, shareholders, partners and employees harmless from and against any and all liabilities, losses, damages, costs, expenses (including without limitation, reasonable attorney's fees and costs of litigation), causes of action, suits, claims, demands or judgments of any nature arising, or alleged to arise, from or in connection with: (i) any injury to or the death of any person, or any damage to property on or in the Premises in any manner arising out of or connected with Tenant's use, occupancy, maintenance or repair of the Premises or any portion thereof or in connection with the actions or omissions of Tenant, its employees, agents, contractors, subcontractors, business invitees or licensees on or about the Premises except to the extent caused by Landlord's negligence or willful misconduct; and (ii) any violation by Tenant of any law, rule, regulation, ordinance or restriction now or hereafter in effect which is Tenant's obligation to comply with hereunder and applicable to the Premises or to Tenant or its business property except to the extent caused by Landlord's negligence or willful misconduct.

          16.2. Landlord shall pay and shall protect, indemnify, defend and hold Tenant, its agents, officers, directors, shareholders, partners and employees harmless from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorney's fees and costs of litigation), causes of action, suits, claims, demands or judgments of any nature arising, or alleged to arise, from or in connection with: (i) any injury to or death of any person, or any damage to property on or in the Premises in any manner arising out of, or connected with the actions or omissions of Landlord, its employees, agents, contractors or subcontractors, on or about the Premises except to the extent caused by Tenant's negligence or willful misconduct; or (ii) any violation by Landlord of any provisions of this Lease or of any law, rule, regulation, ordinance or restriction, now or hereafter in effect which is Landlord's obligation hereunder to comply with hereunder.

     17.  RELEASE AND WAIVER OF SUBROGATION

          Landlord and Tenant hereby waive and release each other from any and all rights of recovery, claim, action or cause of action against each other, their agents, officers, directors, partners and employees, for any loss or damage that may occur to the Premises, or personal property including building contents within the Premises, by reason of fire or the elements of nature regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers, directors, partners and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to any insurance company or any other person, Landlord and Tenant agree immediately to give to each of their respective insurance companies which has issued to it policies of insurance, written notice of the terms of mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed to prevent the invalidation of such insurance coverage by reason of these waivers.

     18.  FIRE AND CASUALTY DAMAGE

          18.1. If all or any part of the Premises is damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord.

          18.2. If the Premises should be damaged by fire or other casualty such that rebuilding or repairs cannot be completed within two hundred ten
(210) days from the date of such damage, Tenant may, within thirty (30) days of the determination of the number of days necessary to restore the Premises, terminate this Lease on written notice to Landlord. Fixed Rent shall be abated as of the date of the happening of the damage but other charges payable by Tenant to Landlord hereunder shall not abate unless such other charges are covered under the loss of rental income insurance required to be carried hereunder.

          18.3. (a) Except as otherwise expressly set forth herein, Tenant shall proceed forthwith to rebuild or repair the Premises to substantially the condition which existed prior to such damage except that Tenant may make changes to the Premises in the course of such restoration that do not diminish the value thereof.

                 (b)  If the Premises should be damaged during the final two
(2) years of the initial Term Lease hereof or any extension of the initial Term Lease as provided herein, there shall be no requirement to rebuild or repair such damage and this

Lease shall, at the option of Tenant, terminate and Rent and all additional charges shall be abated as of the date of such damage, unless Tenant shall exercise its option to extend the Term Lease, by giving written notice of such extension to the Landlord within sixty (60) days after the date of such damage, in which case Tenant shall proceed forthwith to rebuild or repair such damage.

                 (c) If the existing laws do not permit restoration of the Premises to substantially the same condition as they were in immediately before destruction (which shall mean that the Premises, as restored, would have comparable amenities and ambiance, for example, ceiling height, access, colors, lighting and windows), then Tenant, at its option, may (i) restore the Premises so as to comply with the then existing laws or codes, or (ii) terminate this Lease immediately by giving written notice to Landlord within thirty (30) days after Tenant determines that the existing laws do not permit restoration as described above, in which case this Lease shall cease as of the date of destruction.

          18.4. The determination of whether the Premises can be rebuilt or repaired within two hundred ten (210) days from the date of any damage shall be in the mutual judgment of both Landlord and Tenant. If Landlord and Tenant cannot agree, the determination shall be made by an independent contractor mutually acceptable to both Landlord and Tenant.

          18.5. If so much of the Premises shall be damaged so that Tenant is unable to conduct business from the Premises, in its sole reasonable judgment, Tenant may discontinue the conduct of business from the Premises and all Fixed Rent shall abate and the Term Lease shall toll thereafter and the Lease Term shall be extended by the number of days the Lease Term is tolled. The Fixed Rent abatement and tolling of the Lease Term shall end on the earlier to occur of the date on which the damage shall be repaired or replaced or the date on which the conduct of business from the Premises shall be resumed. If Fixed Rent abates in accordance with this Article, the other charges payable by Tenant to Landlord shall not abate unless covered by the loss of rental income insurance required to be carried by Tenant hereunder.

          18.6. The insurance proceeds with respect to any damage or destruction of the Premises shall be applied solely to the cost of the repair or replacement of the damage or destruction with any excess insurance belonging to Tenant. In the event the casualty is not covered by the insurance required to be carried by Tenant then Tenant shall not be obligated to rebuild the Premises to the extent of such insufficiency, and either party may terminate the Lease; provided, however, if either party elects to pay for the cost of restoration not covered by Tenant's insurance policy (and which Tenant was not required to provide pursuant to the terms of this Lease), then the other party shall not have a termination right.

     19.  CONDEMNATION

          19.1. (a) In the event all of the Premises is taken or condemned by any competent authority or sold under threat thereof, then this Lease shall be automatically terminated on the date when the condemning authority takes possession of the Premises.

                 (b) In the event any part of the Premises is taken or condemned by any competent authority or sold under threat thereof and the part not so taken is insufficient for the reasonable operation of Tenant's business, Tenant shall have the right: (a) to terminate this Lease as of the earlier of the date of title transfer or the date of the taking of possession by the condemning authority in which event the terms hereof and Rent and all other charges shall be abated and any unearned rent paid or credited will be refunded by Landlord to Tenant; or (b) to continue this Lease in full force and effect with a reduced Fixed Rent commensurate with the reduced area and/or reduced utility of the Premises, in lieu of the amount of Fixed Rent hereinabove provided, which reduced Fixed Rent will become effective upon the date the condemning authority takes possession. Tenant shall elect among these rights and give notice to Landlord of its election within sixty (60) days after the date when possession of the portion of the Premises in question is required by the condemning authority.

          19.2. If this Lease does not terminate as set forth herein, then the award or payment for the taking shall be paid to Landlord and made available by Landlord to Tenant to restore the Premises, and Tenant shall, except as otherwise provided in this paragraph, commence, and with reasonable dispatch continue, out of the proceeds of the award, to restore the portion of the Premises remaining after the taking to substantially the same condition and tenantability as existed immediately preceding the taking, except that Tenant shall have the right to make changes to the Premises in the course of such restoration that do not diminish the value thereof.

          19.3. If Tenant does not commence within thirty (30) days of notification by Landlord to Tenant of Landlord's receipt of the award, and with reasonable dispatch continue, to restore the portion of the Premises, as aforesaid (commencement meaning taking such steps as drawing plans or applying for permits), Landlord shall have the right, upon giving notice to Tenant, to restore the Premises itself and Landlord shall use the amount of such award necessary to restore the Premises. If the amount of the award is insufficient to cover the cost of restoration and neither Landlord nor Tenant is willing to pay the difference, then either party may terminate this Lease unless the other party nullifies such termination by agreeing to pay the difference.

          19.4. Termination of this Lease because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemning authority compensation and damages for the injury and loss sustained by them as a result of the taking, and Tenant shall have the right to make a separate claim against the condemning authority for the reasonable value of Tenant's trade fixtures and leasehold improvements, if any, furniture, personal property, interruption or dislocation of business in the Premises, loss of good will and for moving and remodeling expenses; provided, however, if the laws of the jurisdiction where the Premises is located do not allow

Tenant to make a separate claim for the above described items, then the award for the same shall come out of Landlord's award. Except as specifically provided herein, any and all awards or proceeds payable shall belong solely to Landlord and Tenant hereby disclaims any right or interest therein.

     20.  DEFAULT

          20.1. (a) Tenant shall be in default under this Lease (a "TENANT DEFAULT") if any of the following events shall occur:

                 (i) If Tenant shall fail to pay Fixed Rent, Additional Rent or any other charge due hereunder when due and the failure shall continue for a ten (10) day period after Landlord shall have given Tenant written notice of Tenant's failure to pay, it being understood and agreed that if Tenant fails to pay any Fixed Rent, Additional Rent or any other charge when due and such failure occurs twice in any 12-month period, then thereafter Tenant shall pay to Landlord, in addition to any other penalty hereunder, an administrative charge for each subsequent late payment equal to One Hundred Dollars ($100).

                 (ii) If Tenant shall fail to perform any of its other obligations under this Lease and the failure shall continue for a thirty (30) day period after Landlord shall have given Tenant written notice of its failure to perform.

                 (b) Notwithstanding the foregoing, if Tenant shall fail to perform an obligation, other than an obligation to pay Fixed Rent or Additional Rent, and the failure cannot be cured by Tenant within thirty (30) days after Landlord shall have given written notice of the failure, Tenant shall not be in default if Tenant commences to cure the failure within the thirty (30) day period and diligently thereafter prosecutes the cure to completion.

          20.2. If a Tenant Default shall occur under this Lease, and for so long as such Tenant Default shall continue, Landlord may elect any one or more of the following remedies:

                 (a) Landlord may terminate this Lease and forthwith repossess the Premises with due process of law. In such event, Landlord shall be entitled to recover from Tenant: (i) the amount of any unpaid Rent, Additional Rent and other charges that are owed by Tenant to Landlord at the time of such termination, together with interest thereon at the rate specified in Paragraph 20.6(b) hereof; (ii) (x) all Rent, Additional Rent and other charges payable by Tenant to Landlord for the unexpired Lease Term (as same may have been extended), discounted to present value at the prime rate of interest published in the Wall Street Journal on the date of termination (or, if such rate of interest is no longer published on such date, then such comparable rate of interest published by a financial periodical of recognized standing as may be selected by Landlord in its good faith discretion), less (y) the fair market value of the Premises for such unexpired term

(as same may have been extended) also discounted to present value at such interest rate; (iii) Landlord's reasonable attorney's fees and costs of litigation incurred in enforcing its remedies against Tenant; and (iv) any and all other sums owed by Tenant and actual (not consequential) damages which Landlord could not have reasonably prevented which arise as a result of Tenant's default which are attributable to periods of time up to and including the date when Tenant vacates the Premises.

                 (b) Landlord may terminate Tenant's right of possession without terminating the Lease and may repossess the Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant in which event Landlord shall use reasonable efforts to relet the Premises or any portion thereof for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. If Landlord, after using reasonable efforts, shall be unable to relet the Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting to satisfy the Rent, Additional Rent and other sums provided for in this Lease to be paid by Tenant, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental and other sums reserved in this Lease for such period or periods or if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon written demand therefor from time to time. Landlord shall also be entitled to recover forthwith as damages, Landlord's reasonable expenses of reentering, repossessing, reletting (including market-rate leasing commissions attributable to the unexpired term) and repairing the Premises, reasonable sums expended by Landlord in good faith in order to remodel the Premises for subsequent occupants, the rent from which will operate to reduce Tenant's liability hereunder, Landlord's reasonable attorney's fees and cost of litigation, and any and all other sums owed by Tenant or actual (not consequential) damages suffered by Landlord which Landlord could not reasonably prevent, as a result of Tenant's default. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 20.2(b) from time to time, and that no delivery or recovery of any portion due Landlord hereunder shall be a defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, in which event the provisions of Paragraph 20.2(a) hereof shall apply.

                 (c) Landlord may enter upon the Premises and/or do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord upon demand for any reasonable expenses Landlord may incur in effecting compliance with Tenant's obligation under this Lease.

                 (d) Landlord may bring a suit against Tenant in a court of competent jurisdiction in order to collect all sums owed by Tenant as a result of Tenant's default. If Landlord does not elect to terminate this Lease on account of a Tenant Default, Landlord may, from time to time, without terminating this Lease, recover all

Fixed Rent, Additional Rent and other charges payable by Tenant hereunder as they become due under this Lease in one or more successive suits.

                 (e) Landlord may exercise any and all other remedies available to Landlord at law or in equity; provided, however, that Landlord shall never be entitled to any acceleration of rents which are not (i) discounted to present value, and (ii) reduced by the fair market value of the Premises, as provided in Paragraph 20.2(a) hereof.

          Tenant covenants and agrees that the receipt by Landlord of Fixed Rent, Additional Rent or other charges with or without knowledge of the breach of any provision of this Lease, shall not be deemed a waiver of such breach, shall not reinstate this Lease or Tenant's right to possession if either or both have been terminated, and shall not otherwise affect any notice, action or election by Landlord. Further, in the event that this Lease or Tenant's right to possession of the Premises have been terminated, Tenant agrees to surrender possession of the Premises. The remedies of Landlord under this Section 20.2 shall be cumulative and not exclusive, and may be exercised by Landlord concurrently and whenever and as often as may be necessary.

          20.3. In the event this Lease is assigned or sublet by Tenant and should any default occur requiring notice as provided in this paragraph, Landlord agrees that it will furnish Tenant with a copy of the notice at the same time it is sent to the assignee or sublessee. In the event that the default is not corrected by the assignee or sublessee during the specified time periods, Tenant shall have an additional period of ten (10) days to correct the default, and, upon correction of the default, Tenant shall have the right and option to resume actual possession of the Premises as Tenant for the unexpired term of this Lease.

          20.4. Except for cure periods expressly set forth in this Lease which shall govern and control, should there be any default or breach of this Lease on the part of Landlord, Tenant shall give Landlord notice thereof (except in case of an emergency), and should Landlord fail to commence to correct the breach or default within thirty (30) days after the notice (or such longer time as necessary so long as Landlord has commenced the cure and is diligently prosecuting the cure to completion), Tenant may give Landlord a second notice which notice shall set forth the steps Tenant intends to take to effectuate the cure and the approximate anticipated costs of the cure. If Landlord fails to correct the breach or default within five (5) days of such second notice and diligently pursue same to completion, then Tenant may, or in the case of an emergency Tenant may without notice, as its sole remedies, either (i) cure the breach or default and deduct the reasonable cost, including interest at the rate described in 20.6(b) below, from Rent due or to become due Landlord or (ii) Tenant may sue Landlord for its damages. If Tenant has not been reimbursed for its reasonable cost in remedying Landlord's breach or default at the expiration of the Lease Term, or if Landlord is indebted to Tenant because of a breach or default of this Lease at the expiration of the Lease Term, Tenant may, at its option, extend this Lease on the same terms and conditions then in effect until the costs and indebtedness are fully paid by application of all Rent thereto.

          20.5. (a) Neither the Landlord nor Tenant shall have any right arising from a failure to perform or remedy against the other unless a default shall have occurred.

                 (b) Except for defaults arising from a failure to pay Fixed Rent or Additional Rent, no default shall be deemed to have occurred if and so long as Tenant or Landlord, as the case may be, shall be delayed in, or prevented from, curing the underlying failure to perform by Force Majeure (as such term is defined in Article 36).

          20.6. (a) If a dispute shall arise between the parties as to the performance of any obligation, a party contending that an obligation is the other party's duty may perform the obligation under protest. The performance of an obligation under protest shall not be regarded as voluntary performance. A party which shall have performed an obligation under protest shall have the right to bring suit for the recovery of the cost and expense of performance. If it shall be determined that the other party was required to perform the obligation, the other party shall reimburse the party that shall have performed the obligation under protest for the cost and expense of performance.

                 (b) Any payment due from either Landlord or Tenant to the other which is past due for over ten (10) days shall bear interest at the lesser of: (i) the maximum lawful rate; or (ii) twelve percent (12%) per annum except in the case of Tenant's failure to timely pay Fixed Rent or Additional Rent, such interest shall be due only if Tenant fails to pay same within ten (10) days after written notice that same is past due, such interest to be calculated from the first day such installment of Fixed Rent or Additional Rent was due.

     21.  BANKRUPTCY OR INSOLVENCY

          21.1. If at any time during the term hereof proceedings in bankruptcy shall be instituted by or against Tenant that result in an adjudication of bankruptcy, or if Tenant shall file, or any creditor of Tenant shall file any petition under any provision of the United States Bankruptcy Code, as the same is now in force or may hereafter be amended and Tenant be adjudicated bankrupt, or if a receiver of the business or assets of Tenant be appointed and this appointment not be vacated within sixty (60) days after notice to Tenant, or Tenant makes an assignment for the benefit of creditors, or any sheriff, marshal, constable, or keeper takes possession of substantially all of the assets of Tenant by virtue of any attachment or execution proceedings and offers same for sale publicly, then Tenant shall be in default hereunder and Landlord may, in addition to any other remedies available to Landlord, at its option, in either or any of these events, immediately take possession of the Premises and terminate this Lease. Upon this termination, all installments of Rent earned to the date of termination and unpaid shall at once become due and payable, and in addition thereto Landlord shall have all rights provided by the bankruptcy laws relative to the proof of claims on an anticipatory breach of an executory contract.

          21.2. Notwithstanding any provision in this Lease to the contrary, neither bankruptcy, insolvency, nor the appointment of a receiver or trustee shall affect this Lease so long as the obligations of Tenant are being performed by the Tenant or its successors in interest.

     22.  OPTION TO PURCHASE

          22.1   At any time on or after the first (1st) day of the eleventh
(11th) Lease Year (including during any extension of the Lease Term), Tenant shall have the right to purchase the Premises for a purchase price equal to the greater of (i) the Fair Market Value (as hereinafter defined) of the Premises, reduced by that portion thereof attributable to improvements to the Premises paid for by Tenant, or (ii) the total amount of Project Costs paid or reimbursed to Tenant by Landlord. Tenant shall exercise the purchase option set forth herein by giving written notice of such election to Landlord. If the Fair Market Value is not agreed upon by the parties hereto in writing within thirty (30) days after exercise of the purchase option, then either party may submit the determination of Fair Market Value to a binding appraisal in accordance with the provisions of Paragraph 22.2 below. Fair Market Value means the price at which a seller would be willing to sell the Premises and a buyer would be willing to purchase the Premises, assuming that each is ready, willing and able to enter into a purchase agreement at such price but under no compulsion to do so; provided, however, that notwithstanding anything to the contrary contained herein, that portion of the Fair Market Value attributable to the Land shall not exceed the lesser of
(i) the Fair Market Value of the Land, or (ii) $125,000.00.

          22.2 Either party may request by written notice to the other party ("Appraisal Request") that the Fair Market Value be determined by an appraisal board consisting of three appraisers who are members of the Appraisers Institute (or a successor or similar organization, if such organization no longer exists) and have at least five (5) years' experience appraising commercial real estate in the City of Fargo, North Dakota. One appraiser will be appointed by each party, and each such appraiser will have no material financial or other business interest in common with the party selecting such appraiser. If a party fails to appoint an appraiser and notify the other party of such appointment within 30 days after the Appraisal Request is made, then the appraiser that was appointed by such other party within such 30 day period will be the sole appraiser. If two appraisers are properly appointed and such first two appraisers are unable to agree on a third appraiser within thirty (30) days after the appointment of the second appraiser, then such third appraiser will be appointed by the presiding judge of the District Court of Cass County, North Dakota, or by any person to whom such presiding judge formally delegates the matter, or, if such methods of appointment fail, by the American Arbitration Association.

          If the appraisal is conducted by a sole appraiser, such sole appraiser will render to Landlord and Tenant his or her determination of the Fair Market Value by the 60th day after the Appraisal Request was made. If the appraisal is conducted by three appraisers, each appraiser will submit his or her determination(s) of the Fair Market

Value in a sealed envelope by the 30th day following appointment of the last appraiser, and any determinations not submitted by such time shall be disregarded. In such cases, the parties will meet on such 30th day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Tenant, or such other place as the parties may agree, and simultaneously deliver the determinations. If the determinations of at least two of the appraisers are identical in amount, such amount will be deemed the decision of the appraisers. If the determinations of the three appraisers are different in amount, the decision as to the Fair Market Value will be independently determined as follows:

                 (a) If neither the highest nor lowest determination differs from the middle determination by more than 15% of such middle determination, then the decision will be deemed to be the average of the three determinations; and

                 (b) If clause (a) does not apply, then the decision will be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

The decision of the appraisers, determined as above set forth, will be final and non-appealable. The fees and expenses of the appraiser or appraisers will be shared equally by Landlord and Tenant.

          22.3 If Tenant exercises the purchase option set forth herein, the purchase price shall be paid in cash and the closing of the purchase shall take place on such date as Tenant may designate, but not later than the date six (6) months after Tenant gives written notice of the exercise of such purchase option; provided, however, that if Tenant determines that there are any matters affecting title to the Premises which are unacceptable to Tenant, Tenant shall not be obligated to close such purchase until such matters are resolved to its satisfaction. At closing Landlord shall execute and/or deliver to Tenant a general warranty deed conveying title to the Premises to Tenant and such other documents and instruments as are customary in transactions of such type.

     23.  RIGHT OF FIRST REFUSAL

          23.1 If, at any time during the Lease Term, or any extension thereof, Landlord shall receive a bona fide written offer (the "Offer") from any third party to purchase the Premises or any part thereof, Landlord shall give notice to Tenant of its intent to enter into a purchase and sale agreement with such third party (which notice shall include a copy of the Offer), and Tenant shall have a right of first refusal ("First Refusal Right").

          23.2 Tenant may, within sixty (60) days after the receipt of the Offer, give notice to Landlord agreeing to purchase the Premises or part thereof subject to the Offer in accordance with the terms set forth in the Offer. If Tenant shall give such notice, then Landlord and Tenant shall close the sale and purchase contemplated by the Offer in accordance with the terms specified in the Offer.

          23.3 Should Tenant fail to give notice under Paragraph 23.2 above within the time provided, then Landlord shall be free to sell the Premises or part thereof subject to the Offer to such third party in accordance with the terms of the Offer; provided, however, if the Landlord shall propose to sell the Premises or part thereof subject to the Offer on terms more favorable to such third party than disclosed to Tenant in the Offer, then Landlord shall give an additional notice to Tenant of the revised terms and Tenant shall have the right to purchase the Premises or part thereof in question in accordance with the terms of the revised notice if Tenant shall give notice exercising such right with thirty (30) days after receipt of such second notice. If Tenant shall give such notice, then Landlord and Tenant shall close the sale and purchase in accordance with the terms specified in the revised notice and otherwise consistent with the terms hereof. Any sale to any such third party shall be subject to this Lease, including without limitation the provisions of Articles 22 and 23 hereof.

     24.  WAIVER

          The failure of Landlord or Tenant to insist upon prompt and strict performance of any of the terms, conditions or undertakings of this Lease, or to exercise any right herein conferred, in any one or more instances, shall not be construed as a waiver of the same or any other term, condition, undertaking, right or option.

     25.  NOTICES TO TENANT

          Any notice required to be given to Tenant under the terms of this Lease shall be effective upon receipt by Tenant or refusal to accept delivery, provided such notice is in writing and mailed via registered or certified mail return, receipt requested or by overnight courier providing proof of delivery to the appropriate address as Tenant may furnish to Landlord in writing.


     26.  NOTICES TO LANDLORD

          Any notice required to be given to Landlord under the terms of this Lease shall be effective upon receipt by the Landlord or refusal to accept delivery, provided such notice is in writing and mailed via registered or certified mail, return receipt requested or sent by overnight courier providing proof of delivery to Landlord at the address given on page one of this Lease, or to such other address as Landlord may furnish to Tenant in writing. Rental payments shall be forwarded to Landlord at the referenced address via first class mail. If at any time or from time to time, there shall be more than one Landlord, the Landlords shall designate a party to receive all notices and rent payments, and service upon or payment to the designated party shall constitute service upon or payment to all. Tenant shall not be required to issue multiple checks for any single payment or rent or other charges hereunder.

     27.  RECORDATION, SHORT FORM

          Landlord agrees, upon Tenant's request, to execute a short form of this Lease, entitled Memorandum of Lease in the form of EXHIBIT C. Tenant may record the Memorandum of Lease at its expense following the execution hereof. The provisions of this Lease shall control, however, with regard to any omissions from the Memorandum of Lease, or with respect to any provisions hereof which may be in conflict with the Memorandum of Lease. Except for such Memorandum, Tenant agrees not to record this Lease.

     28.  PARTIES BOUND

          The terms, covenants, agreements, conditions and undertakings contained herein shall be binding upon and shall inure to the benefit of the heirs, successors in interest and assigns of the parties hereto. Where more than one party shall be the Landlord in this Lease, the word "Landlord", whenever used in this Lease, shall include all Landlords jointly and severally.

     29.  ENTIRE AGREEMENT; MODIFICATION; SEVERABILITY; CONSTRUCTION

          This Lease, including the Construction Addendum and Exhibits A through D attached hereto, contains the entire agreement between the parties hereto with respect to the subject matter hereof, and no representations, inducements, promises or agreements, oral or otherwise, entered into prior to the execution of this Lease, will alter the covenants, agreements and undertakings herein set forth. This Lease shall not be modified in any manner, except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party or its counsel is the draftsman of this Lease.

     30.  NUMBER AND GENDER

          All of the terms and words used in this Lease, regardless of the number and gender in which they were used, shall be deemed and construed to include any other number (singular and plural), and any other gender (masculine, feminine or neuter), as the context or sense of this Lease or any paragraph or clause hereof may require, the same as if the words had been fully and properly written in the number and gender.

     31.  EXHIBITS

          All exhibits, attachments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein. The Exhibits attached hereto are listed as follows:

          Exhibit A - LEGAL DESCRIPTION
          Exhibit B - NOTICE OF LEASE
          Exhibit C - MEMORANDUM OF LEASE
          Exhibit D - LANDLORD'S PRELIMINARY TITLE REPORT

     32.  LIENS

          If, because of any act or omission of Tenant, a mechanic's or other lien or order for the payment of money shall be filed against the Premises, Tenant shall, at Tenant's own cost and expense, within thirty (30) business days after notice of the filing thereof, cause the same to be cancelled and discharged of record, or furnish Landlord with a surety bond in form and issued by a surety company reasonably acceptable to Landlord or with other security reasonably acceptable to Landlord, protecting Landlord and the Premises from any loss because of nonpayment of such lien claim. In the event Tenant does post bond or provide the security, Tenant shall be entitled to contest any such lien claims by appropriate judicial proceedings, so long as Tenant complies with all applicable laws regarding such contest and shall never permit the Premises or any part thereof to be subjected to forfeiture as a result of any such item.

     33.  LAST EXECUTION AND EFFECTIVE DATE

          This Lease shall be effective on the date set forth in the first paragraph hereof. Any reference contained in this Lease to the "date of last execution" or "date hereof" shall mean the last date on which any party required to execute or initial this Lease does so, and such date shall be set forth in the first paragraph of this Lease where indicated.

     34.  NO PARTNERSHIP FORMED

          Landlord does not become a partner of Tenant in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with Tenant by virtue of this Lease and nothing contained herein shall ever cause either party to become liable for the debts or obligations of the other.

     35.  AUTHORITY TO EXECUTE LEASE

          Tenant and Landlord each warrant and represent that the party signing this Lease on behalf of each has authority to enter into this Lease and to bind Tenant and Landlord respectively to the terms, covenants and conditions contained herein. Each shall deliver to the other, upon request, all documents reasonably requested by the other evidencing such authority including, without limitation, a copy of all corporate resolutions, consents or minutes reflecting the authority of persons or parties to enter into agreements on behalf of Tenant or Landlord.

     36.  FORCE MAJEURE

          Landlord and Tenant shall be excused for the period of any delay in performance of any obligations hereunder when prevented from doing so by an Event of Force Majeure or by cause or causes beyond either party's control which shall include, without limitation, all labor disputes, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fires or other casualty, inclement weather, inability to obtain any permits, material, service or equipment, or acts of God. Nothing contained in this paragraph shall excuse either party from paying the other party any sums due hereunder and Landlord's inability to obtain financing shall not constitute Force Majeure or otherwise extend any time periods set forth herein for the performance of Landlord's obligations.

     37.  BROKERS

          Tenant and Landlord represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Lease or the negotiation thereof and each party agrees to defend, indemnify, and hold the other party harmless from any claim, cost, expense or liability, including without limitation, reasonable attorney's fees, for any breach of this representation by the other.

     38.  HAZARDOUS WASTE

           38.1. "HAZARDOUS SUBSTANCE" shall mean the following without limitation:

           38.1.1. Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ., and in the regulations promulgated pursuant to said laws;

           38.1.2. Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and any amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto);

           38.1.3. Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or the United States government, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and

           38.1.4.   Any materials, waste or substance which is (A) asbestos,
                     (B) polychlorinated biphenyls, (C) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ. (33 U.S.C.
                     Section 1321) or listed pursuant to Section 107 of the Clean Water Act (33 U.S.C. Section 1371); (D) an explosive; (E) radioactive; or (F) gasoline, diesel fuel, kerosene or other petroleum products not contained in an underground or above ground storage tank upon the Premises.

           38.2. "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Sections 9601 ET SEQ., and the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, 42 U.S.C. Sections 6901 ET SEQ.

           38.3. Tenant represents and warrants to Landlord that it will not use, store, sell, release, generate or dispose of or otherwise introduce any Hazardous Substance in or from the Premises in violation of any Environmental Laws. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any claims, suits and/or causes of action, costs and fees, including attorney's fees, arising from a violation of such representation and warranty except to the extent the same may be caused by Landlord or any of Landlord's agents, employees, contractors or invitees. This provision shall survive termination of this Lease.

       39. SURRENDER OF PREMISES

           Tenant shall, upon the expiration of the Lease Term, or any earlier termination of this Lease, surrender to Landlord the Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Premises, other than trade fixtures, signs, equipment and other personal property which remain the property of Tenant, shall be surrendered to Landlord by Tenant without any damage, injury or disturbance thereto or payment therefor, reasonable wear and tear and damage by fire or other casualty excepted.

       40. ATTORNEY'S FEES

           In the event that at any time either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses, attorney's fees and disbursements incurred therein by the successful party.

       41. ESTOPPEL

           At any time and from time to time either party, upon request of the other party, will execute, acknowledge and deliver an instrument stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of Rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant or Landlord, as the case may be, to be performed, and that as of such date no default has been declared hereunder by either party and such other matters as may be reasonably requested. Such instrument will be executed by the other party and delivered to the requesting party within ten (10) business days of receipt of a request therefor.

       42. MISCELLANEOUS

           42.1.  THIS LEASE SHALL BE DEEMED TO BE MADE IN AND CONSTRUED
UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH DAKOTA. EACH PARTY AND THEIR RESPECTIVE COUNSEL HAVE PARTICIPATED IN THE PREPARATION AND NEGOTIATION OF THIS LEASE AND, ACCORDINGLY, THE NORMAL RULE OF CONSTRUCTION THAT AMBIGUITIES ARE TO BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT BE EMPLOYED IN THE INTERPRETATION HEREOF.

           42.2.  Time is of the essence of this Lease.

           42.3. The captions in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

           42.4. This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed as of the dates set forth below.


                                            LANDLORD:

                                            IRET PROPERTIES, a North Dakota
                                            Limited Partnership, by IRET, INC.,
                                            its General Partner

ATTEST:   /s/ Thomas A. Wentz               Name: /s/ Roger R. Odell
          -------------------------------        -----------------------------
          Thomas A. Wentz, Vice President        Roger R. Odell, President

Date:     10/23/97                        Title: President
          -------------------------------        -----------------------------



                                          TENANT:

                                          GREAT PLAINS SOFTWARE, INC.


ATTEST:   /s/ Sharon Hensch                 Name:  /s/ Terri F. Zimmerman
          -------------------------------        -----------------------------

Date:     10/22/97                         Title: CFO
          -------------------------------        -----------------------------


         SHARON A. HENSCH
   NOTARY PUBLIC - NORTH DAKOTA
  My Commission Expires DEC. 15, 1999

                                      EXHIBIT A

                                 LEGAL DESCRIPTION


A PART OF LOT 1, BLOCK 2 OF THE GREAT PLAINS SOFTWARE ADDITION TO THE CITY OF FARGO, COMMENCING AT THE SOUTHEAST CORNER OF LOT 1 BLOCK 2 IN THE GREAT PLAINS SOFTWARE ADDITION TO THE CITY OF FARGO, NORTH DAKOTA. THENCE NORTH 04 DEGREES 22 MINUTES 19 SECONDS WEST 117.09 FEET ALONG THE EAST LINE OF SAID LOT 1, THENCE SOUTH 88 DEGREES 05 MINUTES 21 SECONDS WEST 346.61 FEET PARALLEL WITH THE SOUTH LINE OF SAID LOT 1, TO THE POINT OF THE BEGINNING;

THENCE NORTH 01 DEGREES 54 MINUTES 39 SECONDS WEST 335.00 FEET; THENCE SOUTH 88 DEGREES 05 MINUTES 21 SECONDS WEST 335.50 FEET; THENCE NORTH 12 DEGREES 15 MINUTES 20 SECONDS WEST 523.73 FEET; THENCE SOUTH 82 DEGREES 54 MINUTES 44 SECONDS WEST 163.14 FEET; THENCE SOUTH 13 DEGREES 15 MINUTES 08 SECONDS WEST
470.14 FEET; THENCE SOUTH 01 DEGREES 54 MINUTES 39 SECONDS EAST 393.73 FEET; THENCE NORTH 88 DEGREES 05 MINUTES 21 SECONDS EAST 715.00 FEET; THENCE NORTH 01 DEGREES 54 MINUTES 39 SECONDS WEST, 12.01 FEET TO THE POINT OF BEGINNING. SAID TRACT CONTAINING 388.495 SF MORE OR LESS.

TOGETHER WITH A NORTH ACCESS EASEMENT, COMMENCING AT THE SOUTHEAST CORNER OF LOT 1 BLOCK 2 IN THE GREAT PLAINS SOFTWARE ADDITION TO THE CITY OF FARGO, NORTH DAKOTA; THENCE NORTH 04 DEGREES 22 MINUTES 19 SECONDS WEST 117.09 FEET ALONG THE EAST LINE OF SAID LOT 1; THENCE SOUTH 88 DEGREES 05 MINUTES 21 SECONDS WEST, 346.61 FEET; THENCE NORTH 01 DEGREES 54 MINUTES 39 SECONDS WEST, 335.00 FEET; THENCE SOUTH 88 DEGREES 05 MINUTES 21 SECONDS WEST, 292.25 FEET TO THE POINT OF

BEGINNING OF THE FOLLOWING DESCRIBED 26.50 FEET WIDE STRIP OF LAND, THE CENTERLINE OF WHICH IS DESCRIBED AS FOLLOWS:

THENCE NORTH 01 DEGREES 54 MINUTES 39 SECONDS WEST 55.26 FEET; THENCE NORTHEASTERLY ON A CIRCULAR CURVE, CONCAVE TO THE SOUTHEAST WITH A RADIUS OF
736.75 FEET AND AN ARC LENGTH OF 261.20 FEET; THENCE NORTH 18 DEGREES 24 MINUTES 08 SECONDS EAST 13.37 FEET; THENCE NORTHEASTERLY ON A CIRCULAR CURVE CONCAVE TO THE NORTHWEST WITH A RADIUS OF 613.25 FEET AND AN ARC LENGTH OF
243.76 FEET; THENCE NORTH 04 DEGREES 22 MINUTES 19 SECONDS WEST 119.16 FEET TO THE SOUTH RIGHT OF WAY OF 44TH AVENUE SOUTHWEST AND THERE ENDING. THE SIDE LINES OF SAID STRIP TO BE SHORTENED OR LENGTHENED TO TERMINATE AT SAID SOUTH RIGHT OF WAY LINE OF 44TH AVENUE SOUTHWEST.

TOGETHER WITH A SOUTH ACCESS EASEMENT, COMMENCING AT THE SOUTHEAST CORNER OF LOT 1 BLOCK 2 IN THE GREAT PLAINS SOFTWARE ADDITION TO THE CITY OF FARGO, NORTH DAKOTA; THENCE NORTH 04 DEGREES 22 MINUTES 19 SECONDS WEST 117.09 FEET ALONG THE EAST LINE OF SAID LOT 1 TO THE POINT OF BEGINNING OF THE FOLLOWING DESCRIBED 24.00 FEET WIDE STRIP OF LAND; THENCE SOUTH 88 DEGREES 05 MINUTES 21 SECONDS WEST FOR A DISTANCE OF 346.61 FEET AND THERE ENDING.

SUBJECT TO EASEMENTS OF RECORD.

                                     EXHIBIT B

                                  NOTICE OF LEASE

     As provided by the terms of the Lease Agreement (the "Lease") dated _______________, 19___ between the undersigned parties leasing premises described as follows:


the undersigned hereby establish and agree (i) the initial term of the Lease commenced on ___________________, 19___; (ii) the Fixed Rent for the first calendar month of the Lease Term is _________________; (iii) the date of Commencement of Tenant's liability for the payment of rent and other charges as specified in the Lease is ________________________; and (iv) the initial term of the Lease will expire on _________________, unless Tenant exercises its renewal options as set forth in the Lease.


                              Landlord:

                              IRET PROPERTIES, a North Dakota Limited
                              Partnership, by IRET, INC., its General Partner


                              By:  _____________________________________
                              Name:     ________________________________
Date: ______________________  Title:    ________________________________


                              Tenant:

                              GREAT PLAINS SOFTWARE, INC.


                              By:  _____________________________________
                              Name:     ________________________________
Date: ______________________  Title:    ________________________________

                                      EXHIBIT C

                                MEMORANDUM OF LEASE


          THIS MEMORANDUM OF LEASE, made and entered into this ____ day of ____________, 1997, by and between IRET Properties, a North Dakota Limited Partnership (hereinafter referred to as "LANDLORD"), with its principal office at 12 South Main, Minot, North Dakota 58701, and Great Plains Software, Inc., a Minnesota corporation (hereinafter referred to as "TENANT"), with its office at 1701 SW 38th Street, Fargo, North Dakota 58103.

          WITNESSETH, that:

          1. Landlord, in consideration of the rents reserved and agreed to be paid by Tenant, and of the covenants, agreements, conditions and understandings to be performed and observed by Tenant, all as more fully set out in a lease (the "LEASE AGREEMENT") executed by Landlord and Tenant, and dated the ____ day of October, 1997, hereby lets, leases and demises to the Tenant, and Tenant leases from Landlord, the land described in Exhibit A attached hereto, together with all buildings and improvements now or hereafter constructed or located thereon, and together with all rights, privileges, easements, hereditaments and appurtenances appertaining thereto, including without limitation all rights, privileges, easements, hereditaments and appurtenances in, over and upon adjoining and adjacent public and private land, highways, roads and streets required for ingress and egress to or from said land, buildings and improvements (collectively the "Premises").

          2. The term of this Lease shall commence as set forth in the Lease Agreement and terminate fourteen (14) years (plus, in the event the rent commencement date does not commence on the first day of a month, the period from the rent commencement date through the last day of the month in which the rent commencement date occurs) after the rent commencement date as determined by the provisions of the Lease Agreement. Tenant has the right to extend the term of this Lease for six (6) successive periods of five (5) years each.

          3. Tenant has an option to purchase the Premises, and a right of first refusal to purchase the Premises, as provided in the Lease Agreement.

          4. This Memorandum of Lease is subject to all of the terms, conditions and understandings set forth in the Lease Agreement between the Landlord and Tenant, which agreement is incorporated herein by reference and made a part hereof, as though copied verbatim herein. In the event of a conflict between the terms and conditions of this Memorandum of Lease and the terms and conditions of the actual Lease Agreement, the terms and conditions of the Lease Agreement shall prevail.

          IN WITNESS WHEREOF, the parties hereto caused this Memorandum to be duly executed as of the day and year first above written.

                              Landlord:

                              IRET PROPERTIES, a North Dakota Limited
                              Partnership, by IRET, INC., its General Partner


                              By:  ____________________________________
                              Name:     _______________________________
Date: _______________________ Title:    _______________________________


                              Tenant:

                              GREAT PLAINS SOFTWARE, INC.


                              By:  ____________________________________
                              Name:     _______________________________
Date: _______________________ Title:    _______________________________



STATE OF NORTH DAKOTA    )
                         )  ss
COUNTY OF WARD           )

          On this ____ day of ________________, 1997, before me personally appeared Thomas A. Wentz, known to me to be the Vice-President of IRET, Inc., a North Dakota Corporation, the sole General Partner of IRET Properties, a North Dakota Limited Partnership, described in the foregoing instrument, and acknowledged that he executed the same on behalf of and with the authority of said Limited Partnership.

                              __________________________
(SEAL)                        Notary Public in and for the State of
                              North Dakota




STATE OF NORTH DAKOTA    )
                         )  ss
COUNTY OF CASS           )

          On this ____ day of ________________, 1997, before me personally appeared _________________________, known to me to be the
_____________________________ of Great Plains Software, Inc., the corporation described in the foregoing instrument, and acknowledged that he/she executed the same on behalf and with the authority of said Corporation.


                              __________________________
(SEAL)                        Notary Public in and for the State of
                              North Dakota

                                      EXHIBIT D

                             LANDLORD'S TITLE COMMITMENT